Exhibit 3.2
AMENDED AND RESTATED
BY-LAWS
OF
CENTENNIAL COMMUNICATIONS CORP.
Incorporated under the Laws of the
State of Delaware
As amended through
May 22, 2008

BY-LAWS
OF
CENTENNIAL COMMUNICATIONS CORP.
(a Delaware corporation)

ARTICLE I
OFFICES
          The registered office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle. The Corporation may establish or discontinue, from time to time, such other offices within or without the State of Delaware as may be deemed proper for the conduct of the Corporation’s business.
ARTICLE II
MEETINGS OF STOCKHOLDERS
          Section 1. Place of Meetings. All meetings of stockholders shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors, or as shall be specified in the respective notices, or waivers of notice, thereof.
          Section 2. Annual Meeting. The annual meeting of stockholders for the election of Directors and the transaction of other business shall be held on such date and at such place as may be designated by the Board of Directors. At each annual meeting the stockholders entitled to vote shall elect a Board of Directors and may transact such other proper business as may come before the meeting.
          Section 3. Special Meetings. Unless otherwise required by law or the Certificate of Incorporation, a special meeting of the stockholders, or of any class thereof entitled to vote, for any purpose or purposes, may be called at any time by either (i) the Chairman of the Board, if any, the Chief Executive Officer or by order of the Board of Directors or (ii) the Secretary upon the written request of stockholders holding of record at least 50% of the outstanding shares of stock of the Corporation entitled to vote at such meeting. To be in proper written form, the stockholders’ notice to the Secretary must set forth (i) a brief description of the business desired to be brought before the special meeting, (ii) the name and record address of each stockholder party to the notice and (iii) the class or series and number of shares of capital stock of the Corporation which are owned of record by each such stockholder.

          Section 4. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, stating the place, date and hour of the meeting shall be given not less than ten days or more than sixty days before the date on which the meeting is to be held to each stockholder of record entitled to vote thereat by delivering a notice thereof to him personally or by mailing such notice in a postage prepaid envelope directed to him at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be directed to another address, in which case such notice shall be directed to him at the address designated in such request. Notice shall not be required to be given to any stockholder who shall waive such notice in writing, whether prior to or after such meeting, or who shall attend such meeting in person or by proxy unless such attendance is for the express purpose of objecting, at the beginning of such meeting, to the transactions of any business because the meeting is not lawfully called or convened. Every notice of a special meeting of the stockholders (as may be called pursuant to Section 3), besides the time and place of the meeting, shall state briefly the objects or purposes thereof, and only such business shall be conducted at the meeting as so specified in the applicable notice of special meeting..
          Section 5. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in his name. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, at the principal place of business of the Corporation.. The list shall be kept and produced at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present. The original or duplicate ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.
          Section 6. Quorum; Adjournments. At each meeting of the stockholders, the holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except where otherwise provided by law, the Certificate of Incorporation or these By-laws. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 4 hereof shall be given to each stockholder of record entitled to notice of and to vote at the meeting.
          Section 7. Voting. Every stockholder of record who is entitled to vote shall at every meeting of the stockholders be entitled to one vote for each share of stock held by him on the record date; except, however, that shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall neither be entitled to vote nor counted for quorum purposes. Nothing in this Section shall be construed as limiting the right of the Corporation to vote its own stock held by it in a fiduciary capacity. At all meetings of the stockholders, a quorum being present, all matters shall be decided by majority vote of the shares of stock entitled to vote held by stockholders present in person or by proxy, except as otherwise required by law or the Certificate of Incorporation. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat or so directed by the chairman of the meeting or required by law, the vote thereat on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or in his name by his proxy, if there be such proxy, and shall state the number of shares voted by him and the number of votes to which each share is entitled.
          Section 8. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. A proxy acting for any stockholder shall be duly appointed by an instrument in writing subscribed by such stockholder. No proxy shall be valid after the expiration of three years from the date thereof unless the proxy provides for a longer period and conforms with applicable law.
          Section 9. Action Without a Meeting. Any action required to be taken at any annual or special meeting of stockholders or any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and so long as the procedures set forth in Article VI, Section 8(b) are satisfied. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
          Section 10. Nature of Business at Meetings of Stockholders. No business may be transacted at an Annual Meeting of Stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 10 and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 10. In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting. No business shall be conducted at the Annual Meeting of Stockholders except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 10; provided, however, that, once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 10 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
          Section 11. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Stockholders, or at any Special Meeting of Stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 11.
               In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an Annual Meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (b) in the case of a Special Meeting of Stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever first occurs. To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such person and any other direct or indirect pecuniary or economic interest in any capital stock of the Corporation of such person, including, without limitation, any derivative instrument, swap, option, warrant, short interest, hedge or profit sharing arrangement and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder and such beneficial owner and any other direct or indirect pecuniary or economic interest in any capital stock of the Corporation of such stockholder and such beneficial owner, including, without limitation, any derivative instrument, swap, option, warrant, short interest, hedge or profit sharing arrangement;, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 11. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
ARTICLE III
BOARD OF DIRECTORS
          Section 1. Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

          Section 2. Election and Term. Except as otherwise provided by law, Directors shall be elected at the annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until their successors are elected and qualify, or until they sooner die, resign or are removed. At each annual meeting of stockholders, at which a quorum is present, the persons receiving a plurality of the votes cast shall be the Directors. Acceptance of the office of Director may be expressed orally or in writing, and attendance at the organization meeting shall constitute such acceptance.
          Section 3. Number. The number of Directors shall be such number as determined from time to time by the Board of Directors, but shall be not less than three (3) nor more than eleven (11), and initially shall be eleven (11).
          Section 4. Quorum and Manner of Acting. Unless otherwise provided by law, the presence of a majority of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of Directors, a quorum being present, all matters shall be decided by the affirmative vote of a majority of the Directors present, except as otherwise required by law The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine or as shall be specified in the respective notices, or waivers of notice, thereof.
          Section 5. Organization Meeting. Immediately after each annual meeting of stockholders for the election of Directors the Board of Directors shall meet at the place of the annual meeting of stockholders or such other place as may be determined by the Board of Directors, for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. If such meeting is held at any other time or place, notice thereof must be given as hereinafter provided for special meetings of the Board of Directors, subject to the execution of a waiver of the notice thereof signed by, or the attendance at such meeting of, all Directors who may not have received such notice.
          Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held at such place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. After there has been such determination, and notice thereof has been once given to each member of the Board of Directors as hereinafter provided for special meetings, regular meetings may be held without further notice being given.
          Section 7. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, the Chief Executive Officer or by any three Directors. Notice of each such meeting shall be mailed to each Director, addressed to him at his residence or usual place of business, at least five days before the date on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable, radio or wireless, or be delivered personally or by telephone or by email or facsimile (provided that the receipt of such email or facsimile is confirmed), not later than the day before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting and, as may be required, the purposes thereof. Notice of any meeting of the Board of Directors need not be given to any Director if he shall sign a written waiver thereof either before or after the time stated therein for such meeting, or if he shall be present at the meeting. Unless limited by law, the Certificate of Incorporation, these By-laws or the terms of the notice thereof, any and all business may be transacted at any meeting without the notice thereof having specifically identified the matters to be acted upon.
          Section 8. Removal of Directors. Any Director or the entire Board of Directors may be removed, with or without cause, at any time, by action of the holders of record of the majority of the issued and outstanding stock of the Corporation (a) present in person or by proxy at a meeting of holders of such stock and entitled to vote thereon or (b) by a consent in writing in the manner contemplated in Section 9 of Article II, and the vacancy or vacancies in the Board of Directors caused by any such removal may be filled by action of such a majority at such meeting or at any subsequent meeting or by consent.
          Section 9. Resignations. Any Director of the Corporation may resign at any time by giving written notice to the Chairman of the Board, if any, the Board, the Chief Executive Officer or the Secretary of the Corporation. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
          Section 10. Vacancies. Any newly created directorships and vacancies occurring in the Board by reason of death, resignation, retirement, disqualification or removal, with or without cause, may be filled (i) by the action of a majority of the directors then in office, though less than a quorum, or by a sole remaining director, or (ii) by the action of the holders of record of the majority of the issued and outstanding stock of the Corporation (a) present in person or by proxy at a meeting of holders of such stock and entitled to vote thereon or (b) by a consent in writing in the manner contemplated in Section 9 of Article II. The Director so chosen, whether selected to fill a vacancy or elected to a new directorship, shall hold office until the next meeting of stockholders at which the election of Directors is in the regular order of business, and until his successor has been elected and qualifies, or until he sooner dies, resigns or is removed.
          Section 11. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.
          Section 12. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board of Directors, a specific sum fixed by the Board plus expenses may be allowed for attendance at each regular or special meeting of the Board or any committee thereof, provided, however, that nothing herein contained shall be construed to preclude any Director from serving the Corporation or any parent or subsidiary corporation thereof in any other capacity and receiving compensation therefor.
          Section 13. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent thereto is signed by all members of the Board, and such written consent is filed with the minutes or proceedings of the Board.
          Section 14. Telephonic Participation in Meetings. Members of the Board of Directors may participate in a meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.
ARTICLE IV
OFFICERS
          Section 1. Principal Officers. The Board of Directors may elect a Chief Executive Officer, a President, a Secretary and a Treasurer, and one or more Vice Presidents and such other officers as it deems fit; the Chief Executive Officer, the President, the Secretary, the Treasurer, and the Vice Presidents (if any) being the principal officers of the Corporation. One person may hold, and perform the duties of, any two or more of said offices.
          Section 2. Election and Term of Office. The principal officers of the Corporation shall be elected annually by the Board of Directors at the organization meeting thereof. Each such officer shall hold office until his successor shall have been elected and shall qualify, or until his earlier death, resignation or removal.
          Section 3. Other Officers. In addition, the Board of Directors may elect such other officers as they deem fit. Any such other officers chosen by the Board of Directors shall be subordinate officers and shall hold office for such period, have such authority and perform such duties as the Board of Directors or the Chief Executive Officer from time to time determine.
          Section 4. Removal. Any officer may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at any regular meeting of the Board, or at any special meeting of the Board called for that purpose, at which a quorum is present.

          Section 5. Resignations. Any officer may resign at any time by giving written notice to the Chief Executive Officer, the Secretary or the Board of Directors. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
          Section 6. Vacancies. A vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in these By-laws for election or appointment to such office for such term.
          Section 7. Chairman of the Board. The Chairman of the Board of Directors, shall preside if present at all meetings of the Board of Directors, and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.
          Section 8. Chief Executive Officer. The Chief Executive Officer shall have the general powers and duties of supervision and management usually vested in the office of a chief executive officer of a corporation. He shall preside at all meetings of the stockholders if present thereat, and shall have general supervision, direction and control of the operations and business activities of the Corporation.
          Section 9. President. The President shall be the chief operating officer of the Corporation and shall have the general powers and duties of supervision and management of a chief operating officer of a corporation. The President shall supervise and be responsible for the operations and administration of the business activities of the Company subject to the direction and control of the Chief Executive Officer and shall have such other powers and shall perform such duties as shall be assigned to him by the Chief Executive Officer or the Board of Directors.
          Section 10. Vice President. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Chief Executive Officer or the Board of Directors.
          Section 11. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation. He shall exhibit at all reasonable times his books of account and records to any of the Directors of the Corporation upon application during business hours at the office of the Corporation where such books and records shall be kept; when requested by the Board of Directors, he shall render a statement of the condition of the finances of the Corporation at any meeting of the Board or at the annual meeting of stockholders; he shall receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever; in general, he shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors. The Treasurer shall give such bond, if any, for the faithful discharge of his duties as the Board of Directors may require.
          Section 12. Secretary. The Secretary, if present, shall act as secretary at all meetings of the Board of Directors and of the stockholders and keep the minutes thereof in a book or books to be provided for that purpose; he shall see that all notices required to be given by the Corporation are duly given and served; he shall have charge of the stock records of the Corporation; he shall see that all reports, statements and other documents required by law are properly kept and filed; and in general he shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors.
          Section 13. Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or, if one has been established, the Compensation Committee of the Board of Directors, and the salaries of any other officers may be fixed by the Chief Executive Officer.
ARTICLE V
INDEMNIFICATION OF OFFICERS AND DIRECTORS
          Section 1. Right of Indemnification. Every person now or hereafter serving as a Director or officer of the Corporation and every such Director or officer serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation in accordance with and to the fullest extent permitted by law for the defense of, or in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article V to directors and officers of the Corporation.
          Section 2. Expenses. Expenses (including attorneys’ fees) incurred in defending a civil, criminal, administrative, or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article V.
          Section 3. Other Rights of Indemnification. The right of indemnification herein provided shall not be deemed exclusive of any other rights to which any such Director or officer may now or hereafter be entitled under any provision of the Corporation’s Certificate of Incorporation or any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. The provisions of this Article V shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 of this Article V but whom the Corporation has the power to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.
     Section 4. Repeal and Modification. Any repeal or modification of this Article V shall not adversely affect any rights to indemnification and to the advancement of expenses of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
ARTICLE VI
SHARES AND THEIR TRANSFER
          Section 1. Certificate for Stock
Every stockholder of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number of shares of the capital stock of the Corporation owned by him. Notwithstanding the foregoing, such shares of capital stock of the Corporation may be certificated or uncertificated.
          Section 2. Stock Certificate Signature. The certificates for such stock shall be numbered in the order in which they shall be issued and shall be signed by the Chief Executive Officer, the President or any Vice President and by the Secretary or an Assistant Secretary or the Treasurer of the Corporation, and its seal shall be affixed thereto. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, the signatures of such officers of the Corporation may be facsimiles. In case any officer of the Corporation who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.
          Section 3. Stock Ledger. A record shall be kept by the Secretary or by any other officer, employee or agent designated by the Board of Directors of the name of each person, firm or corporation holding capital stock of the Corporation, the number of shares represented by, and the respective dates of, each certificate, if any, for such capital stock, and in case of cancellation of any such certificate, the respective dates of cancellation.
          Section 4. Cancellation. Every certificate surrendered to the Corporation for exchange or registration of transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except, subject to Section 7 of this Article VI, in cases provided for by applicable law.
          Section 5. Registrations of Transfers of Stock. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
          Section 6. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation or these By- laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation and uncertificated shares of capital stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.
          Section 7. Lost, Stolen, Destroyed or Mutilated Certificates. The Board of Directors may direct a new certificate or uncertificated shares be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.
     Section 8. Record Dates In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day prior to the day on which notice is given, or, if notice is waived, at the close of business on the day prior to the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          b. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded, to the attention of the Secretary of the Corporation. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
ARTICLE VII
MISCELLANEOUS PROVISIONS
          Section 1. Corporate Seal. The Board of Directors shall provide a corporate seal, which shall be in such form as the Board of Directors may decide. The Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.
          Section 2. Voting of Stocks Owned by the Corporation. The Board of Directors may authorize any person on behalf of the Corporation to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except the Corporation) in which the Corporation may hold stock.
          Section 3. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefore, at any regular or special meeting declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.
ARTICLE VIII
AMENDMENTS
          Section 1. These By-laws of the Corporation may be altered, amended or repealed:
          a. by the Board of Directors at any regular or special meeting of the Board of Directors; or
          b. by the affirmative vote of the holders of record of a majority of the issued and outstanding stock of the Corporation (i) present in person or by proxy at a meeting of holders of such stock and entitled to vote thereon or (ii) by a consent in writing in the manner contemplated in Section 9 of Article II, provided, however, that notice of the proposed alteration, amendment or repeal is contained in the notice of such meeting.
          Section 2. By-laws, whether made or altered by the stockholders or by the Board of Directors, shall be subject to alteration or repeal by the stockholders as in this Article VIII above provided.